Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter and Full Year 2018

  Fourth Quarter 2018 GAAP revenue growth of 18% to $756.3 million; Core organic revenue growth of 7%
  Fourth Quarter 2018 GAAP earnings per share from continuing operations of $0.64; Adjusted earnings per share of $1.18
  Receives CE-IVD Mark for Vanadis NIPT
  Initiates FY19 GAAP earnings per share guidance range of $2.93 to $2.98 from continuing operations; Adjusted EPS guidance of $4.00 to $4.05

WALTHAM, Mass.--(BUSINESS WIRE)--January 31, 2019--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the fourth quarter and full year ended December 30, 2018.

Fourth Quarter 2018
The Company reported GAAP earnings per share from continuing operations of $0.64, as compared to GAAP losses per share from continuing operations of $0.35, including the impact of the Tax Cuts and Jobs Act of 2017, in the fourth quarter of 2017. GAAP revenue for the quarter was $756.3 million, as compared to $641.6 million in the fourth quarter of 2017. GAAP operating income from continuing operations for the quarter was $115.7 million, as compared to $93.6 million in the fourth quarter of 2017. GAAP operating profit margin was 15.3% as a percentage of revenue.

Adjusted earnings per share from continuing operations for the quarter was $1.18, as compared to $0.97 in the fourth quarter of 2017. Adjusted revenue for the quarter was $756.5 million, as compared to $641.8 million in the fourth quarter of 2017. Adjusted operating income from continuing operations for the quarter was $164.3 million, as compared to $135.3 million for the same period a year ago. Adjusted operating profit margin was 21.7% as a percentage of adjusted revenue.

Full Year 2018
The Company reported GAAP earnings per share from continuing operations of $2.13, as compared to GAAP earnings per share from continuing operations of $1.42, including the impact of the Tax Cuts and Jobs Act of 2017, in 2017. GAAP revenue for the year was $2.78 billion, as compared to $2.26 billion in 2017. GAAP operating income from continuing operations for the year was $323.9 million, as compared to $295.6 million in 2017. GAAP operating profit margin was 11.7% as a percentage of revenue.

Adjusted earnings per share from continuing operations for the year was $3.61, as compared to $2.90 in 2017. Adjusted revenue for the year was $2.78 billion, as compared to $2.26 billion in 2017. Adjusted operating income from continuing operations for the year was $527.1 million, as compared to $420.6 million in 2017. Adjusted operating profit margin was 19.0% as a percentage of adjusted revenue.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“We were very pleased with our fourth quarter and full year performance and believe 2018 will mark an inflection point in our revenue growth, profitability and, just as importantly, our ability to make an increasingly positive impact on the quality of life across the globe,” said Robert Friel, chairman and chief executive officer of PerkinElmer.

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year 2018

Discovery & Analytical Solutions

  Fourth quarter 2018 revenue was $459.9 million, as compared to $448.2 million for the comparable prior period. Reported revenue increased 3% and organic revenue increased 5%. Full year 2018 revenue was $1.69 billion, as compared to $1.58 billion in 2017. Full year reported and organic revenue increased 7%.
  Fourth quarter 2018 operating income from continuing operations was $81.2 million, as compared to $76.7 million for the comparable prior period. Full year 2018 operating income of $230.5 million, as compared to $205.3 million in 2017.
  Fourth quarter 2018 adjusted operating income was $92.7 million, as compared to $93.3 million for the comparable prior period. Full year 2018 adjusted operating income was $295.0 million, as compared to $269.5 million in 2017.

Diagnostics

  Fourth quarter 2018 revenue was $296.5 million, as compared to $193.4 million for the comparable prior period. Reported revenue increased 53% and organic revenue increased 14%. Full year 2018 revenue was $1.08 billion, as compared to $678.5 million in 2017. Full year reported revenue increased 60% and organic revenue increased 10%.
  Fourth quarter 2018 operating income from continuing operations was $48.6 million, as compared to $33.8 million for the comparable prior period. Full year 2018 operating income was $153.2 million, as compared to $146.9 million in 2017.
  Fourth quarter 2018 adjusted operating income was $85.8 million, as compared to $58.9 million for the comparable prior period. Full year 2018 adjusted operating income was $291.9 million, as compared to $207.7 million in 2017.

Initiates Financial Guidance – Full Year 2019

For the full year 2019, the Company forecasts GAAP earnings per share from continuing operations in a range of $2.93 to $2.98 and, on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $4.00 to $4.05.

Conference Call Information

The Company will discuss its fourth quarter and full year 2018 results and its outlook for business trends in a conference call on January 31, 2019 at 5:00 p.m. Eastern Time. To access the call, please dial (720) 405-2250 prior to the scheduled conference call time and provide the access code 6958164.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses such as EUROIMMUN and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the United Kingdom’s intention to withdraw from the European Union; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.8 billion in 2018, has about 12,500 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended

(In thousands, except per share data)	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

Revenue	$756,349	$641,630	$2,777,996	$2,256,982

Cost of revenue	380,099	334,201	1,437,057	1,183,228
Selling, general and administrative expenses	210,539	176,376	811,913	626,018
Research and development expenses	51,970	37,733	193,998	139,464
Restructuring and contract termination charges, net	(1,942)	(263)	11,144	12,657

Operating income from continuing operations	115,683	93,583	323,884	295,615

Interest income	(387)	(1,059)	(1,141)	(2,571)
Interest expense	16,231	11,430	66,976	43,940
Loss or (gain) on disposition of businesses and assets, net	187	8	(12,844)	309
Other expense (income), net	20,223	2,315	13,210	(42,781)

Income from continuing operations, before income taxes	79,429	80,889	257,683	296,718

Provision for income taxes	8,107	119,333	20,208	139,828

Income (loss) from continuing operations	71,322	(38,444)	237,475	156,890

Income from discontinued operations, before income taxes	-	-	-	650
(Loss) gain on disposition of discontinued operations, before income taxes	-	(556)	(859)	179,615
Provision for (benefit from) income taxes on discontinued operations and dispositions	30	2,117	(1,311)	44,522

Loss (gain) from discontinued operations and dispositions	(30)	(2,673)	452	135,743

Net income (loss)	$71,292	$(41,117)	$237,927	$292,633

Diluted earnings per share:
Income from continuing operations	$0.64	$(0.35)	$2.13	$1.42

Gain (loss) from discontinued operations and dispositions	(0.00)	(0.02)	0.00	1.22

Net income (loss)	$0.64	$(0.37)	$2.13	$2.64

Weighted average shares of common stock outstanding	111,609	110,064	111,534	110,859
	diluted	basic	diluted	diluted

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.64	$(0.35)	$2.13	$1.42
Amortization of intangible assets	0.32	0.19	1.22	0.66
Purchase accounting adjustments	0.05	0.03	0.31	0.08
Significant litigation matter	0.00	0.02	0.05	0.02
Acquisition and divestiture-related costs	0.09	0.20	0.14	(0.08)
Disposition of businesses and assets, net	0.00	0.00	(0.12)	0.00
Mark to market on postretirement benefits	0.19	(0.02)	0.19	(0.02)
Restructuring and contract termination charges, net	(0.02)	(0.00)	0.10	0.11
Tax on above items	(0.12)	(0.07)	(0.40)	(0.27)
Impact of tax act	0.03	0.97	(0.02)	0.96
Adjusted EPS	$1.18	$0.97	$3.61	$2.90

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands, except percentages)		December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

DAS	Reported revenue	$459,892	$448,189	$1,693,211	$1,578,459

	Reported operating income from continued operations	81,238	76,655	230,481	205,259
	OP%	17.7%	17.1%	13.6%	13.0%
	Amortization of intangible assets	11,553	13,224	46,120	50,677
	Purchase accounting adjustments	308	16	409	64
	Acquisition and divestiture-related costs	921	-	2,680	348
	Significant litigation matter	297	2,700	5,347	2,700
	Restructuring and contract termination charges, net	(1,606)	730	9,960	10,446
	Adjusted operating income	92,711	93,325	294,997	269,494
	Adjusted OP%	20.2%	20.8%	17.4%	17.1%

Diagnostics	Reported revenue	296,457	193,441	1,084,785	678,523
	Purchase accounting adjustments	190	189	752	745
	Adjusted revenue	296,647	193,630	1,085,537	679,268

	Reported operating income from continued operations	48,611	33,838	153,196	146,862
	OP%	16.4%	17.5%	14.1%	21.6%
	Amortization of intangible assets	23,703	8,176	89,815	22,983
	Purchase accounting adjustments	4,860	2,753	34,377	9,153
	Acquisition and divestiture-related costs	8,955	15,080	13,131	26,448
	Significant litigation matter	(0)	-	193	-
	Restructuring and contract termination charges, net	(336)	(993)	1,184	2,211
	Adjusted operating income	85,792	58,854	291,895	207,657
	Adjusted OP%	28.9%	30.4%	26.9%	30.6%

Corporate	Reported operating loss	(14,166)	(16,910)	(59,793)	(56,506)

Continuing Operations	Reported revenue	$756,349	$641,630	$2,777,996	$2,256,982
	Purchase accounting adjustments	190	189	752	745
	Adjusted revenue	756,539	641,819	2,778,748	2,257,727

	Reported operating income from continued operations	115,683	93,583	323,884	295,615
	OP%	15.3%	14.6%	11.7%	13.1%
	Amortization of intangible assets	35,256	21,400	135,935	73,660
	Asset impairment	-	-	-	-
	Purchase accounting adjustments	5,168	2,769	34,786	9,217
	Acquisition and divestiture-related costs	9,876	15,080	15,811	26,796
	Significant litigation matter	297	2,700	5,540	2,700
	Restructuring and contract termination charges, net	(1,942)	(263)	11,144	12,657
	Adjusted operating income	$164,337	$135,269	$527,099	$420,645
	Adjusted OP%	21.7%	21.1%	19.0%	18.6%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 30, 2018	December 31, 2017

Current assets:
Cash and cash equivalents	$163,111	$202,134
Accounts receivable, net	632,669	552,304
Inventories, net	338,347	351,675
Other current assets	100,507	93,842
Total current assets	1,234,634	1,199,955

Property, plant and equipment:
At cost	739,647	630,919
Accumulated depreciation	(421,057)	(332,853)
Property, plant and equipment, net	318,590	298,066
Intangible assets, net	1,199,667	1,346,940
Goodwill	2,952,558	3,002,198
Other assets, net	270,023	244,304
Total assets	$5,975,472	$6,091,463

Current liabilities:
Current portion of long-term debt	$15,838	$217,306
Accounts payable	220,949	222,093
Short-term accrued restructuring and contract termination charges	4,834	8,759
Accrued expenses and other current liabilities	528,827	500,642
Current liabilities of discontinued operations	2,165	2,102
Total current liabilities	772,613	950,902

Long-term debt	1,875,642	1,788,803
Long-term liabilities	742,262	848,570
Total liabilities	3,390,517	3,588,275

Total stockholders' equity	2,584,955	2,503,188
Total liabilities and stockholders' equity	$5,975,472	$6,091,463

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
	(In thousands)		(In thousands)

Operating activities:
Net income (loss)	$71,292	($41,117)	$237,927	$292,633
(Gain) loss from discontinued operations and dispositions, net of income taxes	30	2,673	(452)	(135,743)
Income (loss) from continuing operations	71,322	(38,444)	237,475	156,890
Adjustments to reconcile income (loss) from continuing operations to net cash provided by continuing operations:
Stock-based compensation	5,492	9,242	28,767	25,421
Restructuring and contract termination charges, net	(1,942)	(263)	11,144	12,657
Depreciation and amortization	47,202	29,493	180,588	105,000
Pension and other postretirement (benefits) expenses	11,915	(10,439)	11,915	(10,439)
Change in fair value of contingent consideration	3,835	602	14,639	2,162
Amortization of deferred debt financing costs and accretion of discounts	887	656	3,341	2,592
Loss (gain) on disposition of businesses and assets, net	187	8	(12,844)	309
Gain on sale of investments, net	-	-	(557)	-
Amortization of acquired inventory revaluation	1,112	1,948	19,272	6,188
Deferred taxes	(33,634)	25,277	(33,634)	28,854
Contingencies and non-cash tax matters	(671)	1,313	(671)	182
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(81,842)	(47,604)	(94,512)	(36,633)
Inventories	11,129	7,285	(30,183)	(17,923)
Accounts payable	45,487	46,791	8,900	34,331
Accrued expenses and other	78,940	102,233	(32,402)	(17,436)
Net cash provided by operating activities of continuing operations	159,419	128,098	311,238	292,155
Net cash used in operating activities of discontinued operations	-	-	(200)	(3,702)
Net cash provided by operating activities	159,419	128,098	311,038	288,453

Investing activities:
Capital expenditures	(32,810)	(16,728)	(93,253)	(39,089)
Settlement of cash flow hedges	-	(23,879)	-	36,541
Purchases of investments	(1,519)	(10,783)	(7,019)	(10,783)
Proceeds from surrender of life insurance policies	-	-	72	45
Proceeds from disposition of businesses and assets	-	1,100	38,027	1,100
Payment of acquisitions, net of cash and cash equivalents acquired	(53,629)	(1,403,606)	(97,686)	(1,527,183)
Net cash used in by investing activities of continuing operations	(87,958)	(1,453,896)	(159,859)	(1,539,369)
Net cash provided by investing activities of discontinued operations	-	-	-	272,779
Net cash used in investing activities	(87,958)	(1,453,896)	(159,859)	(1,266,590)

Financing Activities:
Payments on borrowings	(245,000)	(89,000)	(1,264,000)	(235,965)
Proceeds from borrowings	252,000	914,000	857,000	1,060,952
Proceeds from sale of senior debt	-	-	369,340	-
Payments of debt issuance costs	-	-	(2,634)	-
Settlement of cash flow hedges	(3,847)	(2,285)	(34,132)	(13,824)
Net payments on other credit facilities	(5,512)	(1,959)	(28,383)	(2,831)
Payments for acquisition-related contingent consideration	-	-	(12,800)	(8,940)
Proceeds from issuance of common stock under stock plans	5,348	4,000	24,833	18,004
Purchases of common stock	(52,471)	(354)	(57,445)	(3,834)
Dividends paid	(7,787)	(7,716)	(31,009)	(30,793)
Net cash (used in) provided by financing activities of continuing operations	(57,269)	816,686	(179,230)	782,769
Net cash used in financing activities of discontinued operations	-	-	-	(533)
Net cash (used in) provided by financing activities	(57,269)	816,686	(179,230)	782,236

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(594)	1,759	(8,004)	21,703

Net increase (decrease) in cash, cash equivalents, and restricted cash	13,598	(507,353)	(36,055)	(174,198)
Cash, cash equivalents, and restricted cash at beginning of period	152,717	709,723	202,370	376,568
Cash, cash equivalents, and restricted cash at end of period	$166,315	$202,370	$166,315	$202,370

Supplemental disclosure of cash flow information:

Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	163,111	202,134	163,111	202,134
Restricted cash included in other current assets	3,204	236	3,204	236
Total cash, cash equivalents and restricted cash	$166,315	$202,370	$166,315	$202,370

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	December 30, 2018		December 31, 2017

Adjusted revenue:
Revenue	$756.3		$641.6
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$756.5		$641.8

Adjusted gross margin:
Gross margin	$376.3	49.7%	$307.4	47.9%
Amortization of intangible assets	11.4	1.5%	7.9	1.2%
Purchase accounting adjustments	1.3	0.2%	2.2	0.3%
Adjusted gross margin	$389.0	51.4%	$317.5	49.5%

Adjusted SG&A:
SG&A	$210.5	27.8%	$176.4	27.5%
Amortization of intangible assets	(19.8)	-2.6%	(13.4)	-2.1%
Purchase accounting adjustments	(3.8)	-0.5%	(0.6)	-0.1%
Acquisition and divestiture-related expenses	(9.9)	-1.3%	(15.1)	-2.4%
Significant litigation matter	(0.3)	0.0%	(2.7)	-0.4%
Adjusted SG&A	$176.7	23.4%	$144.6	22.5%

Adjusted R&D:
R&D	$52.0	6.9%	$37.7	5.9%
Amortization of intangible assets	(4.1)	-0.5%	(0.1)	0.0%
Adjusted R&D	$47.9	6.3%	$37.7	5.9%

Adjusted operating income:
Operating income	$115.7	15.3%	$93.6	14.6%
Amortization of intangible assets	35.3	4.7%	21.4	3.3%
Purchase accounting adjustments	5.2	0.7%	2.8	0.4%
Acquisition and divestiture-related expenses	9.9	1.3%	15.1	2.4%
Significant litigation matter	0.3	0.0%	2.7	0.4%
Restructuring and contract termination charges, net	(1.9)	-0.3%	(0.3)	0.0%
Adjusted operating income	$164.3	21.7%	$135.3	21.1%

	PKI
	Three Months Ended
	December 30, 2018		December 31, 2017

Adjusted EPS:
GAAP EPS	$0.64		$(0.37)
Discontinued operations, net of income taxes	(0.00)		(0.02)
GAAP EPS from continuing operations	0.64		(0.35)
Amortization of intangible assets	0.32		0.19
Purchase accounting adjustments	0.05		0.03
Significant litigation matter	0.00		0.02
Acquisition and divestiture-related expenses	0.09		0.20
Gain on disposition of businesses and assets, net	0.00		0.00
Mark to market on postretirement benefits	0.19		(0.02)
Restructuring and contract termination charges, net	(0.02)		(0.00)
Tax on above items	(0.12)		(0.07)
Impact of tax act	0.03		0.97
Adjusted EPS	$1.18		$0.97

	DAS
	Three Months Ended
	December 30, 2018		December 31, 2017

Revenue	$459.9		$448.2

Adjusted operating income:
Operating income	$81.2	17.7%	$76.7	17.1%
Amortization of intangible assets	11.6	2.5%	13.2	3.0%
Purchase accounting adjustments	0.3	0.1%	0.0	0.0%
Acquisition and divestiture-related expenses	0.9	0.2%	-	0.0%
Significant litigation matter	0.3	0.1%	2.7	0.6%
Restructuring and contract termination charges, net	(1.6)	-0.3%	0.7	0.2%
Adjusted operating income	$92.7	20.2%	$93.3	20.8%

	Diagnostics
	Three Months Ended
	December 30, 2018		December 31, 2017

Adjusted revenue:
Revenue	$296.5		$193.4
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$296.6		$193.6

Adjusted operating income:
Operating income	$48.6	16.4%	$33.8	17.5%
Amortization of intangible assets	23.7	8.0%	8.2	4.2%
Purchase accounting adjustments	4.9	1.6%	2.8	1.4%
Acquisition and divestiture-related expenses	9.0	3.0%	15.1	7.8%
Significant litigation matter	(0.0)	0.0%	-	0.0%
Restructuring and contract termination charges, net	(0.3)	-0.1%	(1.0)	-0.5%
Adjusted operating income	$85.8	28.9%	$58.9	30.4%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Twelve Months Ended
	December 30, 2018		December 31, 2017

Adjusted revenue:
Revenue	$2,778.0		$2,257.0
Purchase accounting adjustments	0.8		0.7
Adjusted revenue	$2,778.7		$2,257.7

Adjusted gross margin:
Gross margin	$1,340.9	48.3%	$1,073.8	47.6%
Amortization of intangible assets	46.2	1.7%	29.3	1.3%
Purchase accounting adjustments	20.1	0.7%	7.0	0.3%
Adjusted gross margin	$1,407.3	50.6%	$1,110.0	49.2%

Adjusted SG&A:
SG&A	$811.9	29.2%	$626.0	27.7%
Amortization of intangible assets	(81.8)	-2.9%	(44.1)	-2.0%
Purchase accounting adjustments	(14.7)	-0.5%	(2.2)	-0.1%
Acquisition and divestiture-related expenses	(15.8)	-0.6%	(26.8)	-1.2%
Significant litigation matter	(5.5)	-0.2%	(2.7)	-0.1%
Adjusted SG&A	$694.1	25.0%	$550.2	24.4%

Adjusted R&D:
R&D	$194.0	7.0%	$139.5	6.2%
Amortization of intangible assets	(7.9)	-0.3%	(0.3)	0.0%
Adjusted R&D	$186.1	6.7%	$139.1	6.2%

Adjusted operating income:
Operating income	$323.9	11.7%	$295.6	13.1%
Amortization of intangible assets	135.9	4.9%	73.7	3.3%
Purchase accounting adjustments	34.8	1.3%	9.2	0.4%
Acquisition and divestiture-related expenses	15.8	0.6%	26.8	1.2%
Significant litigation matter	5.5	0.2%	2.7	0.1%
Restructuring and contract termination charges, net	11.1	0.4%	12.7	0.6%
Adjusted operating income	$527.1	19.0%	$420.6	18.6%

	PKI
	Twelve Months Ended
	December 30, 2018		December 31, 2017

Adjusted EPS:
GAAP EPS	$2.13		$2.64
Discontinued operations	0.00		1.22
GAAP EPS from continuing operations	2.13		1.42
Amortization of intangible assets	1.22		0.66
Purchase accounting adjustments	0.31		0.08
Significant litigation matter	0.05		0.02
Acquisition and divestiture-related expenses	0.14		(0.08)
Gain on disposition of businesses and assets, net	(0.12)		0.00
Mark to market on postretirement benefits	0.19		(0.02)
Restructuring and contract termination charges, net	0.10		0.11
Tax on above items	(0.40)		(0.27)
Impact of tax act	(0.02)		0.96
Adjusted EPS	$3.61		$2.90

	PKI
			Twelve Months Ended
			December 29, 2019
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.93 - $2.98
Amortization of intangible assets			1.34
Purchase accounting adjustments			0.05
Acquisition and divestiture-related expenses			0.01
Tax on above items			(0.33)
Adjusted EPS			$4.00 - $4.05

	DAS
	Twelve Months Ended
	December 30, 2018		December 31, 2017

Revenue	$1,693.2		$1,578.5

Adjusted operating income:
Operating income	$230.5	13.6%	$205.3	13.0%
Amortization of intangible assets	46.1	2.7%	50.7	3.2%
Purchase accounting adjustments	0.4	0.0%	0.1	0.0%
Acquisition and divestiture-related expenses	2.7	0.2%	0.3	0.0%
Significant litigation matter	5.3	0.3%	2.7	0.2%
Restructuring and contract termination charges, net	10.0	0.6%	10.4	0.7%
Adjusted operating income	$295.0	17.4%	$269.5	17.1%

	Diagnostics
	Twelve Months Ended
	December 30, 2018		December 31, 2017

Adjusted revenue:
Revenue	$1,084.8		$678.5
Purchase accounting adjustments	0.8		0.7
Adjusted revenue	$1,085.5		$679.3

Adjusted operating income:
Operating income	$153.2	14.1%	$146.9	21.6%
Amortization of intangible assets	89.8	8.3%	23.0	3.4%
Purchase accounting adjustments	34.4	3.2%	9.2	1.3%
Acquisition and divestiture-related expenses	13.1	1.2%	26.4	3.9%
Significant litigation matter	0.2	0.0%	-	0.0%
Restructuring and contract termination charges, net	1.2	0.1%	2.2	0.3%
Adjusted operating income	$291.9	26.9%	$207.7	30.6%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
December 30, 2018
Organic revenue growth:
Reported revenue growth	18%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	12%
Organic revenue growth	8%
Less: effect of EUROIMMUN	1%
Core organic revenue growth	7%

DAS
Three Months Ended
December 30, 2018
Organic revenue growth:
Reported revenue growth	3%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	5%

Diagnostics
Three Months Ended
December 30, 2018
Organic revenue growth:
Reported revenue growth	53%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	43%
Organic revenue growth	14%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Twelve Months Ended
December 30, 2018
Organic revenue growth:
Reported revenue growth	23%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	14%
Organic revenue growth	8%
Less: effect of EUROIMMUN	1%
Core organic revenue growth	7%

DAS
Twelve Months Ended
December 30, 2018
Organic revenue growth:
Reported revenue growth	7%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	7%

Diagnostics
Twelve Months Ended
December 30, 2018
Organic revenue growth:
Reported revenue growth	60%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	49%
Organic revenue growth	10%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “core organic revenue” to refer to GAAP revenue excluding EUROIMMUN, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “core organic revenue growth” to refer to the measure of comparing current period core organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items, and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incur expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events – we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events were recorded.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions and divestitures, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
Tommy J. Thomas, CPA (781) 663-5889
tommy.thomas@perkinelmer.com

Media Contact:
PerkinElmer, Inc.
Fara Goldberg (781) 663-5699
fara.goldberg@perkinelmer.com